UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 22, 2006
ZILA, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-17521	86-0619668
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)
5227 North 7th Street, Phoenix, Arizona 85014-2800
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code (602) 266-6700
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form is intended to simultaneously satisfy the filing obligation of the registrant under the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFD 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     Zila, Inc. (the “Company”) appointed Frank J. Bellizzi President of its wholly owned subsidiary, Zila Pharamceuticals, Inc. as well as Executive Vice President of Business Development for the Company. On March 22, 2006, in connection with such appointment, the Company and Mr. Bellizzi entered into a letter agreement. Pursuant to such letter agreement, Mr. Bellizzi will receive an initial base salary of $325,000 per year. Starting in fiscal 2007, Mr. Bellizzi is also eligible for an annual performance bonus of up to 50% of his then-current base salary. Subject to approval by the Company’s Compensation Committee, Mr. Bellizzi will also be granted, the following equity-based compensation under the Company’s 1997 Stock Option Award Plan: (i) an option to purchase 500,000 shares of the Company’s common stock, effective May 23, 2006, which shall vest in thirteen equal quarterly installments starting on May 23, 2006, and (ii) any additional stock option grants commensurate with grants to other executive management members based on individual performance. Mr. Bellizzi will receive other benefits including, but not limited to, an auto allowance, insurance, relocation expenses and other benefits consistent with his position as a member of executive management. Mr. Bellizzi will, under certain circumstances, be entitled to severance pay equal to the greater of $650,000 or two years’ base salary at his then current earnings.
     On March 25, 2006, the Company issued a press release entitled “Dr. Frank Bellizzi Appointed President of Zila’s Pharmaceutical Division; New President to Lead Zila Pharmaceuticals in Becoming the Standard of Care for Oral Cancer Detection,” a copy of which is filed with this Current Report on Form 8-K as Exhibit 99.1.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 5.02 by reference.
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release entitled “Dr. Frank Bellizzi Appointed President of Zila’s Pharmaceutical Division; New President to Lead Zila Pharmaceuticals in Becoming the Standard of Care for Oral Cancer Detection”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZILA, INC.
Dated: May 25, 2006	By:	/s/ Gary V. Klinefelter
Gary V. Klinefelter
Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
99.1	Press release entitled “Dr. Frank Bellizzi Appointed President of Zila’s Pharmaceutical Division; New President to Lead Zila Pharmaceuticals in Becoming the Standard of Care for Oral Cancer Detection”